Exhibit 10.6

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Guaranty”) dated as of May 18, 2026 by INNOVATIVE INDUSTRIAL PROPERTIES, INC., a Delaware corporation, having an address at 11440 West Bernardo Court, Suite 100, San Diego, California 92127 (“Guarantor”), for the benefit of AMALGAMATED BANK, a bank organized under the laws of the State of New York, having an address at 275 Seventh Avenue, 14th Floor, New York, New York 10001 (together with its successors and/or assigns, “Lender”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Mortgage Note, dated of even date herewith, executed by [●], a Delaware limited liability company (“Borrower”), and payable to the order of Lender in the original principal amount of [●] ($[●]) (as amended, restated, renewed, supplemented, split, severed, replaced, extended or otherwise modified from time to time, the “Note”), Borrower has become indebted, and may from time to time be further indebted, to Lender with respect to a loan (the “Loan”) which is secured by the lien and security interest of that certain [Mortgage], Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date hereof, made by Borrower for the benefit of Lender (as amended, restated, renewed, supplemented, split, severed, replaced, extended or otherwise modified from time to time, the “Mortgage”), and is governed by that certain Loan Agreement, of even date herewith between Borrower and Lender (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”) and further governed, evidenced or secured by such other instruments and documents executed in connection with the Loan (together with the Note, the Loan Agreement and the Mortgage are hereinafter collectively referred to as the “Loan Documents”);

WHEREAS, Lender is not willing to make the Loan, or otherwise extend credit, to Borrower unless Guarantor unconditionally guarantees payment and performance to Lender of the Guaranteed Obligations (as hereinafter defined); and

WHEREAS, Guarantor is the owner of a direct or indirect interest in Borrower, and Guarantor will directly benefit from Lender making the Loan to Borrower.

NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrower, and to extend such additional credit as Lender may from time to time agree to extend under the Loan Documents, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

ARTICLE I
NATURE AND SCOPE OF GUARANTY

1.1            Guaranty of Obligation. Guarantor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

1.2            Definition of Guaranteed Obligations.

(a)            As used herein, the term “Guaranteed Obligations” shall mean the full and prompt payment of the Debt (as defined in the Loan Agreement) and the performance of all other obligations of Borrower contained in the Note, the Loan Agreement, the Mortgage and the other Loan Documents.

(b)            Furthermore, to the extent the following is not included in the Debt, the term “Guaranteed Obligations” shall also include the full and prompt payment by Guarantor to Lender, in an amount equal to any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including, without limitation, attorneys’ fees and expenses) arising out of or in connection with the following:

(i)            any waste of the Property;

(ii)            the removal or disposal of any portion of the Property after an Event of Default;

(iii)            the misapplication or misappropriation by Borrower, Borrower’s general partner, manager or managing member, as applicable, or Guarantor of (A) any Insurance Proceeds paid by reason of any loss, damage or destruction to the Property, (B) any Condemnation Proceeds received in connection with a Condemnation of all or a portion of the Property and (C) any Rents;

(iv)            the failure to pay Taxes, Other Charges and/or Insurance Premiums;

(v)            the failure to pay charges for labor or materials or other charges or judgments that can create Liens on any portion of the Property;

(vi)            any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the express terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;

(vii)            any willful misconduct, breach of trust, or failure to disclose a material fact by or on behalf of Borrower or any Guarantor in connection with the making of the Loan or the execution and delivery of any of the Loan Documents, including, by reason of any claim under the United States Racketeer Influenced and Corrupt Organizations Act (“RICO”);

(viii)            the enforcement of any of Lender’s rights or remedies hereunder or under each and every Loan Document or in any bankruptcy or similar proceeding which may be brought by or against Borrower, any Guarantor or Controlling Party;

(ix)            any failure by Borrower to pay the fees and expenses of Lender required pursuant to the terms of any of the Loan Documents;

(x)            the breach of any representation, warranty, covenant or indemnification provision contained in the Environmental Indemnity or in any other Loan Document concerning Environmental Laws (as defined in the Environmental Indemnity) or Hazardous Substances (as defined in Environmental Indemnity);

(xi)            in the event of a Casualty, Borrower’s failure to timely obtain the necessary permit to complete the Restoration of the Improvements within the timeframe provided by applicable Law;

(xii)            Borrower, Borrower’s general partner, sole member, manager or managing member, as applicable, or Guarantor filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law;

(xiii)            the filing of an involuntary petition against Borrower, Borrower’s general partner, sole member, manager or managing member, as applicable, or Guarantor under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law in which Borrower, Borrower’s general partner, sole member, manager or managing member, as applicable, or Guarantor colludes with, or otherwise assists such Person, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower, Borrower’s general partner, sole member, manager or managing member, as applicable, or Guarantor from any Person;

(xiv)            Borrower, Borrower’s general partner, sole member, manager or managing member, as applicable, or Guarantor filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law;

(xv)            Borrower, Borrower’s general partner, sole member, manager or managing member, as applicable, or Guarantor consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower, Borrower’s general partner, sole member, manager or managing member, as applicable, or Guarantor or any portion of the Property;

(xvi)            Borrower, Borrower’s general partner, sole member, manager or managing member, as applicable, or Guarantor making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due;

(xvii)            if Borrower fails to maintain its status as a Special Purpose Entity or comply with any representation, warranty or covenant set forth in Section 3.1.28 of the Loan Agreement and/or Section 4.1.20 of the Loan Agreement, as required by, and in accordance with, the terms and provisions of the Loan Agreement or the Mortgage;

(xviii)            if Borrower fails to comply with the terms and provisions of Section 4.2.9 of the Loan Agreement;

(xix)            any act or omission of Borrower, Borrower’s general partner, sole member, manager or managing member, as applicable, Guarantor or any of their respective affiliates that interferes with any of Lender’s enforcement actions of its rights and remedies hereunder or under any of the other Loan Documents or Lender’s actions in protecting its interest in the Property;

(xx)            fraud or material misrepresentation by Borrower, Borrower’s general partner, sole member, manager or managing member, as applicable, and/or Guarantor in connection with the Loan;

(xxi)            the gross negligence or willful misconduct of Borrower, Borrower’s general partner, sole member, manager or managing member, as applicable, and/or Guarantor;

(xxii)            any conduct or purported conduct of criminal activity by Borrower, Borrower’s general partner, sole member, manager or managing member, as applicable, and/or Guarantor mandating the forfeiture of the Property, or any portion thereof;

(xxiii)            Borrower fails to obtain Lender’s prior written consent to any subordinate financing encumbering the Property or any mezzanine or preferred equity financing and/or Borrower incurs any indebtedness or obligations in violation of the terms of the Loan Documents;

(xxiv)            the Security Instrument is deemed to be a fraudulent conveyance by a court of competent jurisdiction;

(xxv)            any legal requirement (including RICO) mandating the forfeiture by Borrower of the Property, or any portion thereof, because of the conduct or purported conduct of criminal activity by Borrower or any Guarantor in connection therewith;

(xxvi)            the exercise of any right or remedy under any federal, state or local forfeiture Laws resulting in the loss or impairment of any security interest granted under any Loan Document, or the priority thereof, against the assets subject to such security interest as a result of the acts or intentional omissions of Borrower, any Guarantor or any Related Party; and/or

(xxvii)            Borrower is substantively consolidated with any other Person.

1.3            Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor. The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Lender with respect to the Guaranteed Obligations. This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Note.

1.4            Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder, shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower, or any other party, against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

1.5            Payment By Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, Guarantor shall, immediately upon demand by Lender, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

1.6            No Duty To Pursue Others. It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce the obligations of Guarantor hereunder, first to (i) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligations or any other person, (ii) enforce Lender’s rights against any collateral which shall ever have been given to secure the Loan, (iii) enforce Lender’s rights against any other guarantors of the Guaranteed Obligations, (iv) join Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (v) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (vi) resort to any other means of obtaining payment of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

1.7            Waivers. Guarantor agrees to the provisions of the Loan Documents, and hereby waives notice of (i) any loans or advances made by Lender to Borrower, (ii) acceptance of this Guaranty, (iii) any amendment or extension of the Note, the Mortgage, the Loan Agreement or of any other Loan Documents, (iv) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with Property, (v) the occurrence of any breach by Borrower or an Event of Default, (vi) Lender’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (vii) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (viii) protest, proof of non-payment or default by Borrower, or (ix) any other action at any time taken or omitted by Lender, and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and the obligations hereby guaranteed.

1.8            Payment of Expenses. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by Lender, pay Lender all costs and expenses (including court costs and attorneys’ fees) incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder. The covenant contained in this Section 1.8 shall survive the payment and performance of the Guaranteed Obligations.

1.9            Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Borrower and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

1.10            Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise.

1.11            Borrower. The term “Borrower” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower or any interest in Borrower.

ARTICLE II
EVENTS AND CIRCUMSTANCES NOT REDUCING OR DISCHARGING

GUARANTOR’S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including, without limitation, rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

2.1            Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Note, the Mortgage, the Loan Agreement, the other Loan Documents, or any other document, instrument, contract or understanding between Borrower and Lender, or any other parties, pertaining to the Guaranteed Obligations or any failure of Lender to notify Guarantor of any such action.

2.2            Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or Guarantor.

2.3            Condition of Borrower or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders, partners or members of Borrower or Guarantor; or any reorganization of Borrower or Guarantor.

2.4            Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (i) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Note, the Mortgage, the Loan Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower, (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (vii) the Note, the Mortgage, the Loan Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

2.5            Release of Obligors. Any full or partial release of the liability of Borrower on the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to pay or perform the Guaranteed Obligations, or that Lender will look to other parties to pay or perform the Guaranteed Obligations.

2.6            Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

2.7            Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

2.8            Care and Diligence. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Lender (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations, (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

2.9            Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.

2.10            Offset. The Note, the Loan Agreement, the Guaranteed Obligations and the liabilities and obligations of the Guarantor to Lender hereunder shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense of Borrower against Lender, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

2.11            Merger. The reorganization, merger or consolidation of Borrower into or with any other Person.

2.12            Preference. Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to Borrower or someone else.

2.13            Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS

To induce Lender to enter into the Loan Documents and extend credit to Borrower, Guarantor represents and warrants to Lender as follows:

3.1            Benefit. Guarantor is the owner of a direct or indirect interest in Borrower and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

3.2            Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

3.3            No Representation By Lender. Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce the Guarantor to execute this Guaranty.

3.4            Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities.

3.5            Legality. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor. This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

3.6            Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting Guarantor.

3.7            Additional Representations. Guarantor hereby additionally makes all of the representations and warranties in the Loan Agreement specifically applicable to Guarantor as if the same were set forth herein.

3.8            Covenants. Guarantor hereby covenants with the Lender that the Guarantor shall comply with all of the covenants and agreements in the Loan Agreement specifically applicable to Guarantor as if the same were set forth herein.

3.9            Net Worth and Liquidity Requirement. Guarantor hereby covenants that it shall maintain at all times (i) a minimum Net Worth (defined as the excess of total assets over total liabilities (including contingent liabilities), excluding the value of the Property) of not less than $350,000,000 and (ii) minimum unencumbered Liquid Assets (defined as any of the following assets, but only to the extent that such assets are U.S. assets or currencies (and not foreign assets or currencies) which are owned individually by Guarantor, free of all security interests, liens, pledges, charges or any other encumbrance: (x) cash, (y) cash equivalents and (z) publicly traded, readily marketable securities (but not stock options or restricted securities) traded on the New York Stock Exchange (or other nationally recognized domestic exchange)) of not less than $15,000,000 (collectively, the “Net Worth and Liquidity Requirement”). The Net Worth and Liquidity Requirement shall be tested by Lender upon Lender’s request in accordance with Section 4.1.10(b) of the Loan Agreement.

3.10            Survival. All representations and warranties made by Guarantor herein shall survive the execution hereof.

ARTICLE IV
SUBORDINATION OF CERTAIN INDEBTEDNESS

4.1            Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations. Upon the occurrence of an Event of Default or the occurrence of an event which would, with the giving of notice or the passage of time, or both, constitute an Event of Default, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims.

4.2            Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application against the Guaranteed Obligations, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and Guarantor, shall constitute a credit against the Guarantor Claims, then upon payment to Lender in full of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.

4.3            Payments Held in Trust. In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.

4.4            Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, Guarantor shall not (i) exercise or enforce any creditor’s right it may have against Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgage, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.

ARTICLE V
MISCELLANEOUS

5.1            Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

5.2            Notices. All notices or other written communications required or permitted hereunder (each, a “Notice”) shall be given and become effective as provided in Section 10.6 of the Loan Agreement. All notices to Guarantor shall be addressed as follows:

Guarantor:

Innovative Industrial Properties, Inc.

11440 West Bernardo Court, Suite 100

San Diego, California 92127

Attention: Eli Kanter

with a copy to:

Innovative Industrial Properties, Inc.

11440 West Bernardo Court, Suite 100

San Diego, California 92127

Attention: Kelly Spicher, Esq.

5.3            Governing Law. This Guaranty was negotiated in the State of New York, and given by Guarantor and accepted by Lender in the State of New York, and the proceeds of the Note were disbursed from the State of New York, which state the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limiting the generality of the foregoing, matters of construction, validity and performance, this Guaranty and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such state (without regard to principles of conflicts of law) and any applicable law of the United States of America. To the fullest extent permitted by law, Guarantor hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Guaranty and this Guaranty shall be governed by and construed in accordance with the laws of the State of New York pursuant to Section 5-1401 of the New York General Obligations Law.

5.4            Submission to Jurisdiction. With respect to any claim or action arising hereunder, Guarantor (a) irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York, New York, and appellate courts from any thereof, and (b) irrevocably waives any objection which it may have at any time to the laying on venue of any suit, action or proceeding arising out of or relating to this Guaranty brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing in this Guaranty will be deemed to preclude Lender from bringing an action or proceeding with respect hereto in any other jurisdiction.

5.5            Accelerated Adjudication. In an action commenced in the Commercial Division, New York State Supreme Court, the parties hereby agree, subject to the requirements for a case to be heard in the Commercial Division, to apply, at Lender’s election, the Court’s accelerated adjudication procedures set forth in Rule 9 of the Rules of Practice for the Commercial Division, in connection with any dispute, claim or controversy arising out of or relating to this Guaranty, or the breach, termination, enforcement or validity thereof.

5.6            Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

5.7            Amendments. This Guaranty may be amended only by an instrument in writing executed by Guarantor and Lender.

5.8            Parties Bound; Assignment; Joint and Several. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Lender, assign any of its rights, powers, duties or obligations hereunder. If Guarantor consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

5.9            Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

5.10            Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

5.11            Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

5.12            Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

5.13            Other Defined Terms. Any capitalized term utilized herein shall have the meaning as specified in the Loan Agreement, unless such term is otherwise specifically defined herein.

5.14            Entirety. This Guaranty embodies the final, entire agreement of Guarantor and Lender with respect to Guarantor’s guaranty of the Guaranteed Obligations and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof. This Guaranty is intended by Guarantor and Lender as a final and complete expression of the terms of the guaranty, and no course of dealing between Guarantor and Lender, no course of performance, no trade practices, and no evidence of prior, contemporaneous or subsequent oral agreements or discussions or other extrinsic evidence of any nature shall be used to contradict, vary, supplement or modify any term of this Guaranty. There are no oral agreements between Guarantor and Lender.

5.15            Waiver of Right To Trial By Jury. Guarantor hereby agrees not to elect a trial by jury of any issue triable of right by jury, and waives any right to trial by jury fully to the extent that any such right shall now or hereafter exist with regard to the Loan Documents, or any claim, counterclaim or other action arising in connection therewith. This waiver of right to trial by jury is given knowingly and voluntarily by Guarantor, and is intended to encompass individually each instance and each issue as to which the right to a trial by jury would otherwise accrue. Lender is hereby authorized to file a copy of this paragraph in any proceeding as conclusive evidence of this waiver by Guarantor.

5.16            Reinstatement in Certain Circumstances. If at any time any payment of the principal of or interest under the Note or any other amount payable by Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment has been due but not made at such time.

5.17            Further Assurances. Guarantor shall execute, acknowledge and deliver, at Guarantor’s sole cost and expense, all further agreements, documents, acts, conveyances, assignments, transfers and/or assurances as Lender may reasonably require from time to time in order to further clarify, assure, grant or convey to Lender the rights intended to be granted, now or in the future, to Lender under this Guaranty.

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EXECUTED as of the day and year first above written.

GUARANTOR:

INNOVATIVE INDUSTRIAL PROPERTIES, INC.,
a Delaware corporation

By:	/s/ David Smith
Name: David Smith
Title: CFO